UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On April 10, 2015, the Nuclear Regulatory Commission ("NRC") approved the request of PPL Susquehanna, LLC ("PPL Susquehanna"), an indirect wholly owned subsidiary of PPL Energy Supply, LLC ("PPL Energy Supply"), for the indirect transfer of control of the operating licenses for both of the nuclear-fueled electric power generating stations principally owned by PPL Susquehanna.  The NRC approval was required as a condition to the spinoff by PPL Corporation ("PPL") of PPL Energy Supply and its combination with the competitive generation assets of certain affiliates of Riverstone Power Holdings LLC to form Talen Energy Corporation as an independent, publicly owned corporation.

On April 10, 2015, PPL and PPL Energy Supply issued a press release announcing the NRC approval.  A copy of the press release is furnished as exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 -
Press Release dated April 10, 2015 announcing NRC approval of the indirect transfer of control of the operating licenses for the nuclear-fueled electric power generating stations principally owned by PPL Susquehanna.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Controller

Dated:  April 13, 2015